Comparison of change in value of $10,000 investment in Dreyfus Aggressive Growth Fund and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:

                            Standard & Poor's 500
 PERIOD  Dreyfus Aggressive  Composite Stock
           Growth Fund        Price Index *

 9/29/95     10,000            10,000
 8/31/96     18,168            11,391
 8/31/97     16,056            16,018
 8/31/98      6,848            17,319
 8/31/99      8,672            24,213
 8/31/00     12,632            28,162
 8/31/01      6,968            21,298







* Source: Lipper Inc.
_____________________



Comparison of change in value of $10,000 investment in Dreyfus Emerging Leaders Fund and the Russsell 2000 Index

EXHIBIT A:



 PERIOD Dreyfus Emerging Russsell 2000
         Leaders Fund       Index *

9/29/95     10,000          10,000
8/31/96     14,609          10,888
8/31/97     21,103          14,041
8/31/98     18,820          11,317
8/31/99     28,333          14,527
8/31/00     37,987          18,471
8/31/01     34,264          16,323






* Source: Lipper Inc.
_____________________


Comparison of change in value of $10,000 investment in Dreyfus International Value Fund and the Morgan Stanley Capital International
Europe, Australasia, Far East (EAFE(R)) Index

EXHIBIT A:


                         Morgan Stanley
 PERIOD   Dreyfus        Capital International
          International  Europe, Australasia,
          Value Fund     Far East (EAFE(R)) Index *


 9/29/95  10,000         10,000
 8/31/96  10,643         10,580
 8/31/97  12,317         11,537
 8/31/98  12,240         11,521
 8/31/99  15,690         14,479
 8/31/00  16,237         15,862
 8/31/01  14,902         12,000




* Source: Lipper Inc.
_____________________


Comparison of change in value of $10,000 investment in Dreyfus Midcap Value Fund and the Russsell Midcap Value Index

EXHIBIT A:


  PERIOD    Dreyfus Midcap   Russsell Midcap
             Value Fund       Value Index *

 9/29/95       10,000            10,000
 8/31/96       12,688            11,165
 8/31/97       19,724            15,285
 8/31/98       14,335            14,770
 8/31/99       22,321            18,000
 8/31/00       30,713            19,127
 8/31/01       32,869            21,339







* Source: Lipper Inc.
____________________


Comparison of change in value of $10,000 investment in Dreyfus Large Company Value Fund and the Russell 1000 Value Index


EXHIBIT A:


           Dreyfus    Russell
 PERIOD Large Company 1000 Value
          Value Fund  Index *

12/29/93   10,000    10,000
 8/31/94   10,464    10,299
 8/31/95   12,375    12,274
 8/31/96   16,047    14,427
 8/31/97   21,896    20,132
 8/31/98   19,452    20,915
 8/31/99   24,741    27,206
 8/31/00   27,208    28,336
 8/31/01   25,315    28,019



* Source: Lipper Inc.
______________________


Comparison of change in value of $10,000 investment in Dreyfus Small Company Value Fund and the Russell 2000 Value Index

EXHIBIT A:


          Dreyfus     Russell
 PERIOD Small Company 2000 Value
         Value Fund   Index *

12/29/93  10,000     10,000
8/31/94    9,984     10,254
8/31/95   12,182     11,853
8/31/96   15,669     13,289
8/31/97   22,916     18,261
8/31/98   16,651     16,077
8/31/99   23,547     18,340
8/31/00   28,639     20,852
8/31/01   31,816     24,614




* Source: Lipper Inc.
______________________


Comparison of change in value of $10,000 investment in Dreyfus Premier Technology Growth Fund Class A shares with the Morgan Stanley High Technology 35 Index and the Standard & Poor's 500 Composite Stock Price Index

EXHIBIT A:


          Dreyfus Premier
  PERIOD    Technology    Morgan Stanley  Standard & Poor's 500
           Growth Fund    High Technolog   Composite Stock
         (Class A shares)  35 Index *      Price Index **

 10/13/97     9,427        10,000            10,000
 8/31/98      9,133         9,254            10,251
 8/31/99     24,405        23,090            14,332
 8/31/00     51,425        43,252            16,669
 8/31/01     17,200        18,595            12,605






* Source: Bloomberg L.P.
______________________


Comparison of change in value of $10,000 investment in Dreyfus Premier Future Leaders Fund Class A shares and the Russell 2000 Index

EXHIBIT A:

              Dreyfus Premier     Russell
  PERIOD    Future Leaders Fund     2000
             (Class A shares)     Index *


  6/30/00         9,427           10,000
  8/31/00         10,799          10,417
 11/30/00         9,796            8,668
  2/28/01         10,988           9,253
  5/31/01         11,946           9,721
  8/31/01         11,048           9,205







* Source: Lipper Inc.
_____________________

Comparison of change in value of $10,000 investment in Dreyfus Premier Strategic Value Fund Class A shares with the Russsell Midcap Value Index and the Russsell 1000 Value Index

EXHIBIT A:


           Dreyfus Premier
 PERIOD Strategic Value Fund Russsell Midcap Russsell 1000
          (Class A shares)   Value Index *   Value Index *

9/29/95        9,427            10,000       10,000
8/31/96        15,177           11,165       11,344
8/31/97        21,789           15,285       15,829
8/31/98        18,081           14,770       16,445
8/31/99        22,675           18,000       21,392
8/31/00        29,677           19,127       22,280
8/31/01        27,487           21,339       22,031





* Source: Lipper Inc.